Exhibit 5.1

September 6, 2006

Nexstar Broadcasting Group, Inc.

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

Re:	Shares of Common Stock, $0.01 par value

Ladies and Gentlemen:

We have acted as special counsel to Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of a proposed issuance of up to an aggregate of 1,500,000 shares (the “Shares”) of the Registrant’s Class A Common Stock, $0.01 par value per share (the “Common Stock”) pursuant to the Registrant’s 2006 Long-Term Equity Incentive Plan (the “Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant, each as amended to the date hereof; (ii) certain resolutions adopted by the Board of Directors of the Registrant (the “Board of Directors”); (iii) specimen certificates representing the Class A Common Stock; and (iv) the Plan. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the compensation committee appointed by the Board of Directors to administer the Plan or the Board of Directors grants the options pursuant to the Plan (the “Options”) and determines the exercise price of the Options or grants of Shares of restricted stock under the Plan; and (iii) the Shares are issued and registered by the transfer agent and registrar of the Registrant, and delivered to and paid for by the Plan participants at a price per share not less than the par value per share and determined in accordance with the terms and conditions of the Plan, the issuance and sale of such Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

Nexstar Broadcasting Group, Inc.

September 6, 2006

For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the authenticity of the originals of all documents submitted to us as copies; (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered; (v) the authority of the parties to the documents examined by us; (vi) the due authorization, execution and delivery of all documents by the parties thereto; and (vii) the legal capacity of all natural persons. We have further assumed that each of the agreements to be entered into between the Registrant and the Plan participants will conform to the requirements of the Plan. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Registrant and others.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

This opinion is limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP